Exhibit 10.2

EXCHANGE AGREEMENT
To Issue Series A Preferred Stock

This Exchange Agreement is entered into as of July 21, 2014 by and between Guy Peckham (“Peckham”), and MineralRite Corporation (“RITE”) a Nevada.

A.
MineralRite Corporation, a Nevada corporation (“RITE”), entered into a contract with the former shareholder of Goldfield Lloyd McEwen for the payment of One Hundred Thousand Dollars ($100,000) together with interest thereon on or about March 1, 2013 (the “ Debt”), a true and correct copy of which is attached hereto as Exhibit A.

B.	The Debt was subsequently assigned to Peckham.

C.	Peckham now wishes to enter into an agreement with the RITE to cancel the assigned Debt in exchange for 105,000 shares of RITE’s Series A Preferred Stock.

In consideration of the promises and mutual covenants contained herein, the parties hereto agree as follows:

1.
Assignment of and Cancelation of Debt.  Subject to the terms of this Agreement, effective as of the Closing (as defined below), Peckham will assign and transfer the Debt to RITE for cancelation, free and clear of all encumbrances.

2.	Consideration. The consideration payable to Peckham for the assignment of the Debt shall consist of the 105,000 shares of RITE’s Series A Preferred Stock.

3.	Delivery of Payment. Peckham shall deliver the Debt assignment to RITE and RITE shall deliver a certificate representing 105,000 shares of Series A Preferred Stock to Peckham.

4.
Closing.  The closing of the transactions described herein (the "Closing”) shall take place on the first business day after certificate of designation of Series A Preferred Stock has been filed in the State of Nevada at the law offices of Davisson & Associates, PA when Davisson & Associates has received all of the documentation necessary for the assignment and transfer of the Debt.

5.
Discharge of Obligations.  Upon the occurrence of both: (i) the Closing, and (ii) issuance of 105,000 shares of the Series A Preferred Stock, Peckham shall be deemed to have forever released and discharged RITE from any and all liability including but not limited to the liability under the Debt, and Peckham shall be responsible solely to McEwen or his assigns for any and all obligations arising under the McEwen Debt.

6.	Miscellaneous.

7.

a.
Integration:  Severability.  This Agreement represents the complete agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between them, whether written or oral, with respect to the subject matter hereof.  If any provision shall be modified only to the extent necessary to make it enforceable.

b.
Governing Law; Arbitration.  The laws of the Nevada (without giving effect to principles of conflicts of law) shall govern the Agreement.  Any dispute, controversy or claim arising out of or relating to this Agreement or a breach thereof shall be finally resolved by fast-tracked, confidential arbitration by a single arbitrator, in accordance with the commercial arbitration rules of the American Arbitration Association, which shall administer the arbitration and act as appointing authority.  Judgment upon the award of the arbitrator may be entered into in any court having jurisdiction thereof.

c.
Counterparts; Binding Effect.  The Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same instrument.  This Agreement may be executed by facsimile or PDF and facsimile or PDF signatures shall be fully binding and effective for all purposes and shall be given the same effect as original signatures.  This Agreement shall not become effective until executed by each party hereto, whereupon it shall be deemed to have taken effect on the date first above written

d.
Notice.  Any notice or other communication under this Agreement shall be in writing and shall be considered given when (i) delivered personally, (ii) delivered electronically or by facsimile subject to telephonic or written confirmation of receipt, (iii) one business day after being sent by a major overnight courier for next business day delivery, or (iv) five days after being mailed by registered air mail, to the parties at such address as a party may specify from time to time.

e.
Additional Undertakings.  Each party agrees to take such actions as are reasonably necessary to carry out the intentions of the parties of this Agreement, including but not limited to the prompt execution and delivery of any documents reasonable necessary to carry out and perform the terms or intention of this Agreement.

f.
Amendment; Waiver.  The Agreement cannot be altered, amended, changed, waived, terminated, or modified in any respect unless the same shall be in writing and signed by the party to be charges therewith.  No waiver of any provision shall be construed as a waiver of any other provision.

g.

h.
Construction.  Each party acknowledges that it has read the Agreement, understands it and, together with counsel, had an opportunity to participate in the negation and drafting of this Agreement.  Each party further agrees that the terms and provisions of this Agreement shall be interpreted simply in accordance with their fair meaning and not strictly or against any party.  The section headings contained herein are for convenience purposes only and are not intended to define or limit the contents of sail sections.

IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement, effective as of the date first above written.

By:
Name: Guy Peckham, Individually

MineralRite Corporation

By
Name: Guy Peckham, CEO